UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 2, 2012

ADVANCED BIOENERGY, LLC

(Exact name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-52421	20-2281511
(Commission File Number)	(I.R.S. Employer Identification No.)

8000 Norman Center Drive Suite 610 Bloomington, MN	55437
(Address of Principal Executive Offices)	(Zip Code)

763-226-2701

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On November 2, 2012, PJC Capital, LLC (“PJC”), a Delaware limited liability company, exercised its rights under a Warrant to Purchase Units of Advanced BioEnergy, LLC dated October 7, 2009 (“Warrant”). The Warrant entitled PJC to purchase 532,671 Units of the Advanced BioEnergy (“the Company”) at an exercise price of $1.50 per Unit. The Company has received proceeds of $799,006 from the exercise of the Warrant, and is issuing 532,671 Units of the Company to PJC. After issuance of the Units pursuant to the Warrant, the Company will have 25,246,851 Units outstanding.

The issuance of the Units upon exercise of the Warrant is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”), in accordance with Section 4(2) of the Act and Regulation D under the Act. We have reasonable grounds to believe that PJC is an “accredited investor” within the meaning of Rule 501 of Regulation D. The Warrant was originally issued to PJC in October 2009 in connection with the restructuring and subsequent repayment of indebtedness of the Company to PJC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED BIOENERGY, LLC

By:	/s/ Richard R. Peterson

Richard R. Peterson
President, Chief Executive Officer and
Chief Financial Officer

Date: November 8, 2012